Exhibit 99.1

FatPipe, Inc. (NASDAQ: FATN) Announces Pricing of Initial Public Offering and Listing on NASDAQ

Salt Lake City, Utah., April 7, 2025—FatPipe, Inc. (“FatPipe” or the “Company”), a pioneer in enterprise-class, application-aware, secure software-defined wide area network (“SD-WAN”) solutions for organizations, including enterprises, communication service providers, security service providers, government organizations, and middle-market companies, is pleased to announce the pricing of its underwritten initial public offering of 695,656 shares of common stock at a public offering price of $5.75 per share. The shares of common stock have been approved for listing on the Nasdaq Capital Market and are expected to commence trading on April 8, 2025, under the ticker symbol “FATN.”

The Company expects to receive aggregate gross proceeds of $4 million from the offering, before deducting underwriting discounts and other related expenses. In addition, the Company has granted the underwriters a 45-day over-allotment option to purchase up to an additional 104,348 shares of common stock at the public offering price, less underwriting discounts. The closing for the initial public offering is expected to occur on or about April 9, 2025, subject to satisfaction of customary closing conditions.

D. Boral Capital LLC is acting as the Sole Book-Running Manager for the offering.

Sichenzia Ross Ference Carmel LLP, New York, NY, is acting as counsel to the Company, and Lucosky Brookman LLP, Woodbridge, NJ, is acting as counsel to the underwriter in connection with the offering.

A registration statement on Form S-1 (File No. 333-280925) relating to the offering was filed with the U.S. Securities and Exchange Commission (“SEC”), as amended and was declared effective by the SEC on February 12, 2025. A post-effective amendment to the registration statement on Form S-1 relating to the offering was filed with SEC and was declared effective by the SEC on March 17, 2025. The offering of the securities is being made only by means of a prospectus, forming a part of the registration statement. Copies of the final prospectus may be obtained, when available, at the SEC’s website at www.sec.gov or from D. Boral Capital LLC, Attention: 590 Madison Avenue 39th Floor, New York, NY 10022, or by email at info@dboralcapital.com, or by telephone at +1(212)-970-5150.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About FatPipe, Inc.

FatPipe, Inc. a pioneer in enterprise-class, application-aware, secure software-defined wide area network (“SD-WAN”) solutions for organizations, including enterprises, communication service providers, security service providers, government organizations, and middle-market companies. FatPipe’s network optimization solutions, along with robust cybersecurity and SASE protection, provide organizations with superior network performance and corporate security. FatPipe provides highly recognized intra-corporate wide area network solutions that transcend internet and other network failures to maintain business continuity and high transmission security. FatPipe’s network monitoring, reporting, and alerting, reduce the time and effort required by network administrators leading to more efficient network operations.

FatPipe has customers in the United States and around the world, and more than 200 resellers worldwide including almost all national resellers in the US.

For more information, please visit https://www.fatpipeinc.com.

Legal Disclaimer

Certain statements contained in this press release, including statements relating to the Company’s expectations regarding the completion, timing and size of its proposed public offering and listing may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on management’s current expectations and are inherently subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. These risks and uncertainties include, but are not limited to, risks and uncertainties associated with the consummation of the offering and other risks described in FatPipe’s registration statement on Form S-1, as it may be amended from time to time. Except as required by law, FatPipe expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences

Company Contact Info

IR.Press@fatpipeinc.com

Media Contacts

RedChip Contact Dave Gentry RedChip Companies, Inc. 1.800.RED.CHIP (733-2447) Dave@redchip.com	MZ Contact Brian M. Prenoveau, CFA MZ Group – MZ North America FATN@mzgroup.us 561-489-5315